UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2021

CEN BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557	-
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300-3295 Quality Way
Windsor, Ontario
Canada
N8T 3R9
(Address of principal executive offices, including zip code)

(519) 419-4958
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

☑
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

The disclosures in Item 5.02 of this Current Report on Form 8-K are incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures in Item 5.02 of this Current Report on Form 8-K are incorporated by reference into this Item 3.02. The issuances described in Item 5.02 are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), in reliance upon exemptions from the registration requirements of the Act in transactions not involving a public offering.

Item. 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Changes

On December 6, 2021, the Board of Directors (the “Board”) of CEN Biotech, Inc., an Ontario, Canada corporation (the “Company”) appointed Rik Purdy as its Senior Vice President of Deals and Acquisitions.

Mr. Purdy, age 45, currently serves as the President of Herc Holdings, Inc., where he provides business consulting services. Mr. Purdy has been in such position since January 1, 2006. Rick Purdy is also a member of the Company’s Board, and has served in such capacity since April 19, 2021. Mr. Purdy is also a member of the board of directors of Health Logic Interactive, Inc. where he has served in such capacity starting on July 9, 2020. Mr. Purdy is also a member of the board of directors of Mineworx Technologies, Inc. where he has served in such capacity starting on June 4, 2015.

On December 6, 2021, Joseph Byrne resigned from his position as a President of the Company, effective on that date. Mr. Byrne served as a President of the Company from April 19, 2021 to December 6, 2021, and remains a member of the Company’s Board, and has served in such capacity since April 19, 2021. Mr. Byrne’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. A copy of the resignation letter sent via email from Mr. Byrne to the Company dated December 6, 2021, is filed herewith as Exhibit 17.1.

On December 6, 2021, the Board approved the change in position of Bill Chaaban from a co-President of the Company to the sole President of the Company. Mr. Chaaban is currently the Chief Executive Officer of the Company as well as Chairman of the Company’s Board.

Executive Employment Agreement with Rick Purdy

On December 6, 2021, the Company entered into an Executive Employment Agreement with Rick Purdy (the “Employment Agreement”). Pursuant to the Employment Agreement, during the term of the Employment Agreement, the Company agreed to employ, and Mr. Purdy agreed to accept employment with the Company as Senior Vice President of Deals and Acquisitions. Pursuant to the Employment Agreement, the Company agreed to issue Mr. Purdy 2,500,000 shares of the Company’s common stock subject to the provisions of a Restricted Stock Agreement under the Company’s 2021 Equity Compensation Plan (the “Plan”). Additionally, pursuant to the Employment Agreement, the Company agreed to pay Mr. Purdy a base salary of $31,200. The term of the Employment Agreement is for an indefinite period subject to termination in accordance with the terms of the Employment Agreement.

The Employment Agreement can be terminated by Mr. Purdy for “Good Reason” as such term is defined in the Employment Agreement or without “Good Reason” by giving a minimum of thirty (30) days’ prior written notice to advise the Company that he is resigning his employment. In the event of termination of the Employment Agreement by Mr. Purdy by resignation without “Good Reason,” no sums will be payable by the Company except for: (i) any unpaid base salary through the effective date of resignation and (ii) reimbursement for any expenses for which Mr. Purdy had not been reimbursed. In the event of a termination of the Employment Agreement by Mr. Purdy for “Good Reason,” the Company would have a period of thirty (30) days following receipt of such notice from Mr. Purdy to cure or revoke the event constituting “Good Reason.”

The Company can also terminate the Employment Agreement for “Cause” as such term is defined in the Employment Agreement, and if that occurs, no sums will be payable by the Company except for: (i) any unpaid base salary through the date of termination, (ii) reimbursement for any expenses for which the Mr. Purdy had not been reimbursed and (iii) only if the act of “Cause” does not constitute willful misconduct, disobedience or willful neglect of duty that is not trivial and has not been condoned by the Company, any other amount due under the Employment Agreement for termination pay or severance pay. The Company can also terminate the Employment Agreement without “Cause” at any time. Pursuant to the Employment Agreement, in connection with the sale of the Company or any other transaction constituting a “Change in Control” as such term is defined in the Employment Agreement or a strategic transaction, the Company may, but will not be obligated, to provide Mr. Purdy with additional compensation (including, but not limited to additional stock options or restricted stock) for services outside of general scope of duties and responsibilities of Mr. Purdy.

“Good Reason” is defined under the Employment Agreement as a material diminution in the base salary, excluding reductions (totaling no more than 20% in the aggregate) generally applicable to all senior executives provided, however, that such exclusion does not apply if the material diminution in occurs within 60 days prior to the consummation of a “Change in Control” that was already under consideration when the notice of the occurrence of the event alleging “Good Reason” was made or 12 months thereafter. “Cause” is defined under the Employment Agreement as (i) an intentional tort (excluding any tort relating to a motor vehicle) which causes substantial loss, damage or injury to the property or reputation of the Company or its subsidiaries (ii) continued or repeated gross neglect of Mr. Purdy’ reasonable duties (for a reason other than illness or incapacity) which is not cured within ten (10) days after written notice thereof by the Board (iii) the disregard of written, material policies of the Company or its subsidiaries which causes a material loss, damage or injury to the property or reputation of the Company or its subsidiaries which is not cured within ten (10) days after written notice thereof by the Board (iv) any material breach of Mr. Purdy’ ongoing obligation not to disclose confidential information and not to assign intellectual property developed during employment which, if capable of being cured, is not cured within ten (10) days after written notice thereof is given by the Board or (v) any substantial willful act which has a material harmful effect on the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 hereto and incorporated by reference herein.

Restricted Stock Agreement with Rick Purdy

On December 6, 2021, the Company entered into a Restricted Stock Agreement (the “RSA”) under the Plan with Rick Purdy, the Company’s Senior Vice President of Deals and Acquisition and a member of its Board. Pursuant to the RSA, the Company granted Mr. Purdy 2,500,000 shares of the Company’s common stock (the “Restricted Shares”) under the Plan to vest as follows:

●	700,000 of the Restricted Shares are to vest on the grant date of December 6, 2021 (the “Grant Date”);
●
The remaining 1,800,000 of the Restricted Shares are to vest over a three (3) year period with one-thirty-sixth (1/36th) or 50,000 of the number of Restricted Shares vesting on the one (1) month anniversary of the Grant Date and an additional one-thirty-sixth (1/36th) or 50,000 of the number of Restricted Shares vesting at the end of each one (1) month anniversary thereafter (each a “Vesting Date”), provided that Mr. Purdy continues to be an employee of the Company in good standing, as of the applicable Vesting Date, such that one hundred percent (100%) of the Restricted Shares will have vested on the third (3rd) anniversary of the Grant Date.

Notwithstanding the foregoing, the Restricted Shares shall become immediately vested upon a change of control of the Company.

The description of the RSA does not purport to be complete and is qualified in its entirety by the full text of the RSA, a copy of which is filed herewith as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1* 10.2* 17.1*
Executive Employment Agreement between CEN Biotech, Inc. and Rick Purdy, dated December 6, 2021.
Restricted Stock Agreement between CEN Biotech, Inc. and Rick Purdy, dated December 6, 2021.
Resignation letter from Joseph Byrne, dated December 6, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CEN Biotech, Inc.

Date: December 8, 2021	By:	/s/ Bahige Chaaban
Bahige Chaaban
Chief Executive Officer (principal executive officer)